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Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

        We previously audited the financial statements of Entravision Communications Corporation as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002. Such financial statements and our report thereon dated February 7, 2003 was included in the 2002 annual report of Univision Communications on Form 10-K/A filed on March 27, 2003. We consent to the incorporation by reference in Registration Statements No. 333-109721, 333-99037, 333-56794, 333-47017 and 333-34559 on Forms S-8 and 333-110981 and 333-105933 on Form S-3 of Univision Communications, Inc. of such report in so far as it relates to the 2001 financial statements. Such financial statements have subsequently been reclassified to reflect discontinued operations occurring in 2003.

/s/ MCGLADREY & PULLEN, LLP
Pasadena, California March 11, 2004

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  Exhibit 23.2
INDEPENDENT AUDITOR'S CONSENT